UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2026 (the “Closing Date” or the “Restructuring Effective Date” in relation to the Restructuring Plans (as defined herein)), New Fortress Energy Inc. (the “Company”) consummated the previously announced comprehensive restructuring of the Company’s principal funded debt obligations (the “Transaction”) pursuant to the restructuring plans promoted by each of two indirect subsidiaries of the Company under Part 26A of the UK Companies Act 2006 (together, the “Restructuring Plans”) and sanctioned by the High Court of Justice of England and Wales on June 18, 2026. On June 29, 2026, the United States Bankruptcy Court for the Southern District of New York entered an order granting recognition of the Restructuring Plans in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code.

In accordance with the terms of (i) the Restructuring Support Agreement (the “RSA”), entered into on March 17, 2026, between the Company, certain of its subsidiaries, and certain of its lenders and noteholders, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2026 and (ii) the Restructuring Plans, together with the related transaction implementation deed, on the Closing Date:

•the Company separated into two separate, independent companies: one generally comprising the Company’s businesses and assets in Brazil (“BrazilCo”), and the other generally comprising the Company’s other businesses and assets, which will be retained by the Company (“CoreCo”);

•the following debt instruments, and all obligations thereunder (collectively, the “Terminated Debt,” and the holders of such Terminated Debt, the “Plan Creditors”), were terminated, and all liens in connection therewith were released:

◦the 6.500% Senior Notes due 2026, issued by the Company pursuant to that certain Indenture, dated as of April 12, 2021, by and among the Company, as issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent;

◦that certain Credit Agreement, dated as of April 15, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”);

◦that certain Credit Agreement, dated as of October 30, 2023, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association (as successor by assignment to Morgan Stanley Senior Funding, Inc.), as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan B Credit Agreement”);

◦the 8.750% Senior Secured Notes, issued by the Company pursuant to that certain Indenture, dated as of March 8, 2024, by and among the Company, as the issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent;

◦that certain Credit Agreement, dated as of July 19, 2024, by and among the Company, as the borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association (as successor by assignment to Morgan Stanley Senior Funding, Inc.), as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan A Credit Agreement”);

◦the 12.000% Senior Secured Notes due 2029 (the “New 2029 Notes”), issued pursuant to that certain Indenture, dated as of November 22, 2024, by and among NFE Financing LLC, an indirect subsidiary of the Company, as the issuer, the guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent;

◦that certain Credit Agreement, dated as of November 22, 2024, by and among the Company, the guarantors from time to time party thereto, NFE Brazil Investments LLC, as lender, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent;

◦that certain Credit Agreement, dated as of December 6, 2024, by and among the Company, the guarantors from time to time party thereto, NFE Financing LLC, as lender, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent; and

◦that certain Credit Agreement, dated as of November 22, 2024, among NFE Brazil Investments LLC, a Delaware limited liability company, as borrower, NFE Financing, as lender, the guarantors from time to time party thereto, and Wilmington Savings Fund Society, FSB as administrative agent and collateral agent;

•the Terminated Debt was exchanged with the applicable Plan Creditors for a combination of the following debt obligations and equity securities:

◦100% of the common equity interests in BrazilCo;

◦$571.3 million in senior secured term loans incurred by the Company, as borrower, and guaranteed by certain subsidiaries of the Company (the “New CoreCo Take-Back Term Loans”);

◦2,454,936 shares of CoreCo’s Series A Mandatorily Convertible Preferred Stock (the “CoreCo Mandatorily Convertible Preferred Stock”);

◦10,608,922 shares of the Company’s Class A common stock (“CoreCo common stock”), representing 65% of the CoreCo common stock as of the Closing Date (giving effect to the Reverse Split (as defined below), but before giving effect to any incentive plan for directors, officers and other employees of the Company or any conversion of the CoreCo Mandatorily Convertible Preferred Stock), with existing stockholders retaining the other 35%;

◦$400 million in non-recourse senior secured term loans (the “FLNG 2 Term Loans”) incurred by NFE FLNG 2 Parent LLC (“FLNG 2 Parent”), a newly formed holding company, payable in full on the third anniversary of the Closing Date, guaranteed by, and secured by substantially all of the assets of, the subsidiaries of FLNG 2 Parent, including NFE FLNG 2 LLC (“FLNG 2”), which is a wholly owned consolidated subsidiary of the Company that owns the Company’s FLNG 2 assets; and

◦$200 million in non-convertible, preferred equity interests (the “FLNG 2 Preferred Interests”) issued by FLNG 2 Parent;

•the Company’s existing letter of credit facility was amended and restated (the “Amended LC Facility”) and provides for a $250 million committed letter of credit facility. Certain letters of credit issued under the Company’s Revolving Credit Agreement will be replaced by letters of credit issued under the Amended LC Facility;

•the Company raised $136.5 million of new financing from certain existing creditors (the “CoreCo Capital Raise”), comprised of $36.5 million ($35 million issued with 4% original issue discount) of new senior secured term loans (the “Capital Raise Senior Term Loans,” and together with the New CoreCo Take-Back Term Loans, the “New CoreCo Senior Term Loans”) and $100 million of new junior term loans plus an additional $3 million premium on such junior term loans to be paid in kind which rank junior in right of payment to the New CoreCo Senior Term Loans (such junior loans, collectively, the “Capital Raise Junior Term Loans,” and together with the Capital Raise Senior Term Loans, the “Capital Raise Term Loans”); and

•BrazilCo paid approximately $74 million to CoreCo in satisfaction of certain existing intercompany obligations.
As previously disclosed, on March 31, 2026, Wesley R. Edens, the Chief Executive Officer of the Company and a member of the Board of Directors of the Company (the “Board of Directors”), purchased at a discount approximately $110 million aggregate principal amount of the loans issued pursuant to Term Loan A Credit Agreement. By virtue of his ownership of such loans, Mr. Edens received a pro rata portion of the consideration received by the lenders under the Term Loan A Credit Agreement, consisting of, among other things, 208,588 shares of CoreCo common stock and 48,288 shares of CoreCo Mandatorily Convertible Preferred Stock. Additionally, pursuant to the terms of the RSA, on the Closing Date, Mr. Edens purchased from certain Plan Creditors 28,313 shares of CoreCo common stock and 6,671 shares of CoreCo Mandatorily Convertible Preferred Stock for aggregate consideration of $1,667,985.02.

The foregoing description of the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSA, the Restructuring Plans, and the other definitive documents referred to in the RSA.

Separation Agreement

On the Closing Date, the Company entered into a Separation Agreement (the “Separation Agreement”) with NFE Brazil Holdings Limited, a Bermuda exempted company limited by shares (“NFE Brazil”), and Bradford County Holdings Limited, a Bermuda exempted company limited by shares (together with NFE Brazil, “Brazil TopCo”), that sets forth, among other things, the agreements between the Company and Brazil TopCo regarding the principal actions to be taken in connection with the separation of the Company’s Brazil business from its other businesses and the transfer of all of the issued and outstanding equity interests of Brazil TopCo to certain holders of the Company’s debt, pursuant to the RSA and the Restructuring Plans (collectively, the “BrazilCo Separation”). It also sets forth other agreements that govern certain aspects of the Company’s relationship with Brazil TopCo following the BrazilCo Separation. A summary of certain terms and conditions of the Separation Agreement can be found in the section entitled “Background of the Restructuring Transaction Proposals—Separation of Brazil Business—Separation Agreement” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 27, 2026. Such summary is incorporated into this Item 1.01 by reference as if restated in full.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Transition Services Agreement

On the Closing Date, the Company entered into a Transition Services Agreement with NFE Brazil (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, the Company will provide certain transitional services to NFE Brazil. The services, including, without limitation, information technology support, trademark management support and logistics support, will be provided for a limited time following the consummation of the BrazilCo Separation, and will be provided for specified fees as mutually agreed by the Company and NFE Brazil.

CoreCo Credit Agreement

On the Closing Date, the Company, as borrower, entered into a Credit Agreement (the “New CoreCo Credit Agreement”) with the guarantors party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent, providing for (i) a senior secured term loan facility (the “New CoreCo Senior Term Loan Facility”) consisting of the New CoreCo Take-Back Term Loans issued in a cashless rollover of certain of the Company’s existing revolving credit and term loan indebtedness and the Capital Raise Senior Term Loans and (ii) a junior term loan facility (the “New CoreCo Junior Term Loan Facility”, and together with the New CoreCo Senior Term Loan Facility, the “New CoreCo Term Loan Facility”) consisting of the Capital Raise Junior Term Loans. The Capital Raise Term Loans were funded by a fronting lender on the Closing Date on behalf of the participating lenders and such loans will subsequently be assigned to such lenders. Plan Creditors may subscribe for their pro rata portion of the Capital Raise Senior Term Loans and/or the Capital Raise Junior Term Loans as described in Item 7.01 below. The New CoreCo Credit Agreement also provides the Company with the ability to incur up to $50.0 million of additional Capital Raise Junior Loans after the Closing Date pursuant to an incremental amendment.

The New CoreCo Term Loan Facility is guaranteed, jointly and severally, on a senior secured basis by the Company and each of its restricted material subsidiaries, subject to certain exceptions and exclusions (collectively, the “New CoreCo Loan Parties”) and are secured by first-priority liens (ranking junior only to certain permitted liens, including the super priority liens securing New CoreCo LC Facility (as defined below) on substantially all of the assets of the New CoreCo Loan Parties, subject to certain exceptions and exclusions. The New CoreCo Term Loan Facility is subject to a customary intercreditor agreement with respect to the liens securing the New CoreCo LC Facility, pursuant to which the liens under the New CoreCo LC Facility rank senior to the liens under the New CoreCo Term Loan Facility with respect to shared collateral.

The New CoreCo Senior Term Loans bear interest at Term SOFR plus a fixed rate of 6.125% per annum payable in cash (the “Senior Cash Rate”), and the Capital Raise Junior Term Loans bear interest at Term SOFR plus a fixed rate of 8.125% per annum payable in cash (the “Junior Cash Rate,” and together with the Senior Cash Rate, the “Cash Rate”). The Company will be permitted to, at its option, pay interest in kind during the period commencing on the Closing Date or any incremental term loan funding date and ending on the last day of the first full fiscal quarter after the 18-month anniversary thereof, at a rate equal to the applicable Cash Rate plus 1.50% with respect to the New CoreCo Senior Term Loans and 2.00% with respect to the Capital Raise Junior Term Loans, compounding at the end of the applicable interest period (but at least quarterly). The New CoreCo Term Loan Facility matures five (5) years after the Closing Date, subject to extensions of the maturity date of the New CoreCo Term Loans as set forth in the New CoreCo Credit Agreement, and will amortize at a rate of 1.00% per annum.

The New CoreCo Term Loans may be voluntarily prepaid by the Company, in whole or in part. Voluntary prepayments of the New CoreCo Senior Term Loans are subject to a prepayment premium equal to 2.00% of the aggregate principal amount prepaid plus accrued and unpaid interest during the first year following the Closing Date, after which no prepayment premium will apply. Voluntary prepayments of the Capital Raise Junior Term Loans are subject to a make-whole premium during the first two years following the Closing Date, a prepayment premium of 3.00% during the third year, and a prepayment premium of 1.50% during the fourth year, in each case, calculated on the aggregate principal amount of the Capital Raise Junior Term Loans prepaid plus accrued and unpaid interest. The Company is required to prepay the New CoreCo Term Loans at par with the net proceeds of non-ordinary course asset sales (subject to certain exceptions), property/insurance claims, condemnation proceedings and certain other events enumerated in the New CoreCo Credit Agreement after first prepaying or cash collateralizing the Super Priority Obligations to the extent required by the terms of the New CoreCo LC Facility. Any Capital Raise Junior Term Loans that are prepaid in connection with a non-ordinary course asset sale will be subject to a prepayment premium of 3.00% on the principal amount prepaid due on the date of prepayment regardless when such asset sale occurs. The New CoreCo Loan Parties do not have reinvestment rights.

The New CoreCo Credit Agreement contains usual and customary representations and warranties for transactions of this type, and usual and customary affirmative and negative covenants for transactions of this type, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the New CoreCo Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices, payment of taxes and other obligations, preservation of existence and compliance with applicable laws and regulations, maintenance of property and insurance, and compliance with the use of proceeds.

The negative covenants include, among other things, limitations on restricted payments, paying dividends and making other payments affecting restricted subsidiaries, limitations on the incurrence of indebtedness and the creation of new liens, limitations of effectuating assets sales, mergers, or the consolidation or sale of all or substantially all assets, limitations on amending certain agreement, limitations on transactions with affiliates and restrictions relating to anti-money laundering, anti-corruption and sanctions laws.

The New CoreCo Credit Agreement includes usual and customary events of default for transactions of this type. These include, among other things, non-payment of principal, interest, fees or other amounts, material breach of representations or warranties, covenant defaults, cross-defaults with respect to other material debt, material judgments, bankruptcy or insolvency, ERISA-related defaults and impairment of security.

The foregoing description of the New CoreCo Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New CoreCo Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

FLNG 2 Credit Agreement

On the Closing Date, FLNG 2 Parent, as borrower, entered into a new non-recourse senior secured term loan agreement (the “FLNG 2 Credit Agreement”) with its subsidiaries, as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent, in an aggregate principal amount equal to $400 million (the “FLNG 2 Term Loan Facility”). The FLNG 2 Term Loans were deemed funded through a cashless rollover of certain amounts outstanding under the Company’s existing credit agreements. The Company was the initial lender of the FLNG 2 Term Loans and such loans were subsequently assigned to the participating lenders pursuant to a master assignment agreement on the Closing Date. On the Closing Date, FLNG 2 Parent entered into back-to-back debt arrangements with respect to the FLNG 2 Term Loans.

The FLNG 2 Term Loans bear interest at Term SOFR plus a fixed rate of 3.00% per annum payable in-kind and capitalized on the last day of each interest period (which will be at least quarterly). The FLNG 2 Term Loan Facility matures three (3) years after the Closing Date and has no amortization.

The FLNG 2 Term Loans are guaranteed, jointly and severally, on a senior secured basis by FLNG 2 Parent and each of its subsidiaries (collectively, the “FLNG 2 Loan Parties”), and are secured by first-priority liens on all of the assets of the FLNG 2 Loan Parties, subject to certain exceptions.

The FLNG 2 Term Loans may be voluntarily prepaid by FLNG 2 Parent, in whole or in part, subject to a prepayment premium equal to 3.00% of the aggregate principal amount of such term loans prepaid plus accrued and unpaid interest during the third year following the Closing Date. There is no prepayment premium if the FLNG 2 Term Loans are prepaid during the first or second year following the Closing Date. FLNG 2 Parent is required to prepay the FLNG 2 Term Loans at par with the net proceeds of non-ordinary course asset sales, condemnations, property and insurance claims, and certain other events enumerated in the FLNG 2 Credit Agreement, in each case only after (x) payment in full of all obligations owing by any FLNG 2 Loan Party in respect of permitted management services provided by the New CoreCo

Loan Parties to any FLNG 2 Loan Party and (y) payments in respect of awards under a cash incentive program for officers and employees involved in the development of certain FLNG 2 projects. The FLNG 2 Loan Parties do not have reinvestment rights.

The FLNG 2 Credit Agreement contains limited representations and warranties and affirmative and negative covenants, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the FLNG 2 Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices; payment of taxes and other obligations, preservation of existence and compliance with applicable laws and regulations, maintenance of property and insurance, and compliance with the use of proceeds. The negative covenants include, among other things, limitations on restricted payments, paying dividends and making other payments affecting restricted subsidiaries, limitations on the incurrence of indebtedness and the creation of new liens, limitations of effectuating assets sales, mergers, or the consolidation or sale of all or substantially all assets, limitations on transactions with affiliates and restrictions relating to anti-money laundering, anti-corruption and sanctions laws.

The FLNG 2 Credit Agreement includes usual and customary events of default. These include, among other things, non-payment of principal, interest, fees or other amounts, material breach of representations or warranties, covenant defaults, cross-defaults with respect to other material debt, material judgements, bankruptcy or insolvency, ERISA-related defaults and impairment of security.

The foregoing description of the FLNG 2 Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the FLNG 2 Credit Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Letter of Credit Facility

On the Closing Date, the Company’s existing letter of credit facility with the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto was amended and restated in its entirety (as so amended and restated, the “Amended LC Agreement”). The Amended LC Agreement provides for a total letter of credit commitment of $250 million (the “New CoreCo LC Facility”). The New CoreCo LC Facility will mature March 15, 2028, subject to extension. Letters of credit under the Amended LC Agreement bear a letter of credit fee of 2.50% per annum and a fronting fee of 0.35% per annum on the stated amount of outstanding letters of credit, as well as an unused commitment fee of 1.00% per annum on the undrawn portion of the total letter of credit commitment.

The obligations under the Amended LC Agreement are guaranteed by each restricted material subsidiary of the Company that becomes a guarantor thereunder, subject to certain exceptions and exclusions, and are secured by first-priority liens (subject only to certain permitted liens) on substantially all of the assets of the Company and such guarantors, subject to certain exceptions and exclusions. The Amended LC Agreement is subject to a customary intercreditor agreement with respect to the liens securing the New CoreCo Term Loan Facility, pursuant to which the liens under the Amended LC Agreement rank senior to the liens under the New CoreCo Term Loan Facility with respect to shared collateral.

Letters of credit may be issued in US Dollars, Euros or Mexican Pesos. Letters of credit denominated in a currency other than US Dollars are subject to additional cash collateralization requirements: 10.0% of the stated amount for Euro-denominated letters of credit and 15.0% of the stated amount for Mexican Peso-denominated letters of credit. The Amended LC Agreement requires that net proceeds from asset sales, recovery events and certain other events be applied first to repay any unpaid drawings and other reimbursement obligations then payable, and then to cash collateralize the outstanding letters of credit by depositing dollars in the collateral account in an amount not to exceed 102% of the dollar equivalent of the LC exposure.

The Amended LC Agreement contains usual and customary representations and warranties, and affirmative and negative covenants that generally track the New CoreCo Credit Agreement, in each case, subject to applicable materiality qualifiers, thresholds and exceptions. The negative covenants include, among other things, limitations on restricted payments, paying dividends and making other payments affecting restricted subsidiaries, limitations on the incurrence of indebtedness and the creation of new liens, limitations on asset sales, mergers, or the consolidation or sale of all or substantially all assets, limitations on amending certain agreements, limitations on transactions with affiliates and restrictions relating to anti-money laundering, anti-corruption and sanctions laws. The Amended LC Agreement does not contain any financial covenants.

The Amended LC Agreement includes usual and customary events of default, including, among other things, non-payment of principal, interest, fees or other amounts, material breach of representations or warranties, covenant defaults, cross-defaults with respect to other material debt, material judgments, bankruptcy or insolvency, ERISA-related defaults, impairment of security, change of control, and the delivery of audited financial statements with a going concern qualification (subject to certain exceptions).

The foregoing description of the Amended LC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended LC Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Registration Rights Agreement; Shareholders’ Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement with certain Plan Creditors pursuant to which such Plan Creditors are entitled to registration rights with respect to the shares of CoreCo common stock and CoreCo Mandatorily Convertible Preferred Stock received by such Plan Creditors as part of the Transaction, together with the shares of CoreCo common stock into which such CoreCo Mandatorily Convertible Preferred Stock are convertible (collectively, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a registration statement on Form S-1 with the SEC within 10 business days of the Closing Date to register the resale of the Registrable Securities (the “S-1 Resale Shelf”). The Company will use its commercially reasonable efforts to have the S-1 Resale Shelf declared effective as soon as practicable after the filing thereof, but no later than 30 calendar days after the filing thereof (or 90 calendar days after the filing thereof if the SEC notifies the Company that it will “review” the S-1 Resale Shelf). Any Registrable Securities will cease to be Registrable Securities on the first date that (i) all such securities have become freely tradable under Rule 144 under the Securities Act without a holding period, current public information requirement, limitation on volume, manner of sale restrictions or notice requirements and (ii) any and all securities law restrictive legends or designations associated with such shares have been removed.

The S-1 Resale Shelf will provide for offerings on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company will use commercially reasonable efforts to prepare and file such amendments, post-effective amendments and supplements to the S-1 Resale Shelf as may be necessary to keep the S-1 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain, (2) the date that all Registrable Securities have been sold pursuant to Rule 144 or a registration statement or (3) the date the S-3 Resale Shelf (as defined below) has become effective.

Once the Company is eligible to file a shelf registration statement on Form S-3, the Company will use commercially reasonable efforts to, as promptly as practicable, file a registration statement under the Securities Act on Form S-3 (or similar or successor form) (the “S-3 Resale Shelf”), covering the remaining Registrable Securities that have not been sold pursuant to Rule 144 or a registration statement. The Company will use commercially reasonable efforts to prepare and make all such filings as may be necessary to keep the S-3 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain and (2) the date that all such Registrable Securities have been sold pursuant to Rule 144 or a registration statement.

Under the Registration Rights Agreement, the Plan Creditors party thereto will have certain “demand” and “piggyback” registration rights and indemnification rights customary for transactions of this type, and the Company will under certain circumstances have the right to defer the registration and/or suspend the use of a registration statement or prospectus.

On the Closing Date, the Company also amended and restated its Shareholders’ Agreement, dated February 4, 2019 (as amended and restated, the “Amended and Restated Shareholders’ Agreement”), to make certain changes to align the agreement with the post-Transaction structure of the Company. These changes included the removal of designation and election rights for directors of the Company, and adjustments to clarify the relationship of certain registration rights to the registration rights of the Plan Creditors under the Registration Rights Agreement.

The foregoing descriptions of the Registration Rights Agreement and the Amended and Restated Shareholders’ Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement and the Amended and Restated Shareholders’ Agreement, which are attached as Exhibits 10.5 and 10.6 to this Current Report, and incorporated herein by reference.

Settlement of EB-5 Loan Agreement

On the Closing Date, New Fortress Energy Inc. received a release from the lender under that loan agreement under the U.S. Citizenship and Immigration Services EB-5 Program (the “EB-5 Loan Agreement”), dated as of July 21, 2023, of its further obligations and liabilities under its guaranty thereof, relating to the development and construction of the ZeroParks green hydrogen facility, in exchange for, among other things, the issuance or transfer, as applicable, to the lender under the EB-5 Loan Agreement of (i) 100% of the issued and outstanding membership interests of the borrower under the EB-5 Loan Agreement; (ii) a $22.5 million promissory note bearing interest at 7.0% per annum, payable in-kind at the Company’s option for the first 18 months, and maturing December 31, 2029; and (iii) either (x) $10 million in cash or (y) 164,864 shares of CoreCo common stock (giving effect to the Reverse Split), at the Company’s option, on the third anniversary of the Closing Date.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 4 business days following the date hereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On the Closing Date, the Company issued 10,608,922 shares of CoreCo common stock and 2,454,936 shares of CoreCo Mandatorily Convertible Preferred Stock, and FLNG 2 Parent issued 200,000 FLNG 2 Preferred Interests, to the applicable Plan Creditors pursuant to the Restructuring Plans and the RSA.

Description of CoreCo Mandatorily Convertible Preferred Stock

The CoreCo Mandatorily Convertible Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the CoreCo Mandatorily Convertible Preferred Stock will be entitled, in arrears, to a cumulative quarterly compounding dividend, which will accrue automatically via an increase to liquidation preference, with a cumulative per annum preferred return of 3.0%, 5.0% and 7.0% in each of the three years, respectively, prior to mandatory conversion. The CoreCo Mandatorily Convertible Preferred Stock will participate on an as-converted basis in any dividends and distributions on, and vote together on an as-converted basis with holders of, CoreCo common stock. The CoreCo Mandatorily Convertible Preferred Stock will be subordinated in right of payment to all existing and future indebtedness of the Company and senior in right of payment to all existing and future equity securities of CoreCo.

CoreCo will have the right to redeem or repurchase the CoreCo Mandatorily Convertible Preferred Stock (A) at any time and from time to time, in full or in part, with proceeds from (i) operating cash flows, (ii) asset sales, (iii) capital that is junior to the CoreCo Mandatorily Convertible Preferred Stock and (iv) to the extent CoreCo’s resulting indebtedness would not exceed that outstanding as of the Closing Date, debt issuances, and (B) at any time, in full, with proceeds from one or more debt issuances, in each case of (A) and (B), at a redemption price equal to the then-current liquidation preference.

The CoreCo Mandatorily Convertible Preferred Stock issued on the Closing Date, together with any shares of CoreCo Mandatorily Convertible Preferred Stock issued pursuant to the Amended and Restated 2019 Omnibus Incentive Plan, will mandatorily convert on the third anniversary of the Closing Date into shares of CoreCo common stock representing 87% of the fully diluted CoreCo common stock outstanding as of the Closing Date (after giving effect to the shares of CoreCo common stock issued on the Closing Date and assuming the issuance in full of shares of CoreCo common stock reserved for issuance under the Amended and Restated 2019 Omnibus Incentive Plan). The initial conversion rate of 46.441271 shares of CoreCo common stock per share of CoreCo Mandatorily Convertible Preferred Stock will be subject to customary adjustments for stock splits, distributions, reorganizations and reclassifications, as well as to certain price-based anti-dilution adjustments for subsequent issuances of CoreCo common stock (or securities convertible into or exercisable for CoreCo common stock) made by the Company while the CoreCo Mandatorily Convertible Preferred Stock remains outstanding (subject to certain exempt issuances).

The CoreCo Mandatorily Convertible Preferred Stock is expected to begin trading on the Nasdaq Global Select Market under the ticker symbol “NFEGP” on September 11, 2026. The CUSIP number for the CoreCo Mandatorily Convertible Preferred Stock is 643926207.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation included as part of the A&R Certificate of Incorporation (as defined below), a copy of which is attached hereto as Exhibit 3.1 and which is incorporated by reference herein.

Description of FLNG 2 Preferred Equity

The FLNG 2 Preferred Interests consist of one class of two hundred thousand (200,000) non-convertible voting perpetual preferred limited liability company membership interests in FLNG 2 Parent. The FLNG 2 Preferred Interests are subordinated to all existing and future indebtedness of FLNG 2 Parent, and are, with respect to rights upon any liquidation, senior to all existing and future equity securities of FLNG 2 Parent (including the common interests of FLNG 2 Parent), unless otherwise approved or consented to by the holders of at least a majority of the FLNG 2 Preferred Interests (the “Required Preferred Members”). The holders of the FLNG 2 Preferred Interests are entitled to 100% of the voting power for the board of directors of FLNG 2 Parent. The amended and restated limited liability company agreement of FLNG 2 Parent (the “A&R FLNG 2 Parent LLCA”) contains certain protective consent rights requiring the prior affirmative vote or written consent of the Required Preferred Members for specified actions, including with respect to amendments and modifications of the A&R FLNG 2 Parent LLCA, changes to the capital structure of FLNG 2 Parent, authorization or issuance of new or reclassified equity securities of FLNG 2 Parent and transfers of common interests of FLNG 2 Parent.. On the Closing Date, FLNG 2 Parent entered into back-to-back preferred equity arrangements with respect to the FLNG 2 Preferred Interests with FLNG 2.

FLNG 2 Parent generally has the right, but not the obligation, to redeem each of the outstanding FLNG 2 Preferred Interests in cash at any time and from time to time, in full or in part, at a redemption price equal to the liquidation preference of $1,000 per FLNG 2 Preferred Interest. For so long as any FLNG 2 Preferred Interests remain outstanding, no later than five (5) business days following the receipt by FLNG 2 Parent or any of its subsidiaries of any portion of the net proceeds from any asset sale, FLNG 2 Parent shall deliver a redemption notice providing for the payment in cash of each FLNG 2 Preferred Interest’s pro rata share of such net proceeds (after taking into account any cash required or elected to be paid or reserved pursuant to the FLNG 2 Credit Agreement). No distributions shall be made on common interests of FLNG 2 Parent or any other equity securities junior to the FLNG 2 Preferred Interests at any time that any FLNG 2 Preferred Interests remain outstanding.

The foregoing description of the A&R FLNG 2 Parent LLCA and the FLNG 2 Preferred Interests is not complete and is qualified in its entirety by reference to the full text of the A&R FLNG 2 Parent LLCA, a copy of which is attached hereto as Exhibit 3.3 and which is incorporated by reference herein.

The offer and sale of the shares of CoreCo common stock, CoreCo Mandatorily Convertible Preferred Stock and FLNG 2 Preferred Interests in connection with the Transaction are being made in reliance upon an exemption from registration in Section 3(a)(10) of the Securities Act. Any shares of CoreCo common stock deliverable upon conversion of shares of the CoreCo Mandatorily Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. Any shares of CoreCo common stock issued in connection with the settlement of the EB-5 Loan Agreement will be issued in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In connection with the consummation of the Transaction, each of Desmond Iain Catterall, David J. Grain, C. William Griffin, Timothy W. Jay, Randal A. Nardone and Katherine E. Wanner resigned from their positions as members of the Board of Directors, as well as their respective positions as members of various committees thereof, in each case, effective on the Closing Date substantially concurrently with the consummation of the Transaction. No decision to resign resulted from any disagreement with the Company or its management.

Appointment of Directors

On the Closing Date, immediately following the consummation of the Transaction, the Board of Directors decreased its size from eight (8) members to seven (7) members.

Immediately following the consummation of the Transaction, the Board of Directors appointed Anthony M. Abate (62), Douglas S. Aron (52), Maria V. Gordon (52), Steven J. Pully (66) and William P. Wall (64) (each, a “New Director”) to serve as directors of the Company to fill the five (5) vacancies created by the aforementioned resignations.

The initial term of each New Director will continue until the 2027 annual meeting of shareholders. In accordance with the RSA discussed above in Item 1.01, the holders of a majority of the outstanding debt under the Revolving Credit Agreement designated Mr. Pully for appointment to the Board of Directors, and holders of a majority of the outstanding debt under the Term Loan B Credit Agreement, together with holders of a majority of the outstanding New 2029 Notes, designated Ms. Gordon and Messrs. Abate, Aron and Wall for appointment to the Board of Directors, with Mr. Wall designated as Non-Executive Chair of the Board of Directors, and designated Charles M. Sledge to continue to serve as a member of the Board of Directors. Mr. Sledge presently intends to remain a member of the Board of Directors through December 31, 2026. The Company also understands Mr. Sledge is expected to serve on the board of directors of BrazilCo.

Ms. Gordon and Messrs. Pully and Aron will serve as members of the Audit Committee, with Mr. Pully serving as chair. Ms. Gordon and Messrs. Abate and Sledge will serve as members of the Compensation Committee, with Mr. Abate serving as chair. Messrs. Abate, Aron and Wall will serve as members of the Nominating and Corporate Governance Committee, with Mr. Wall serving as chair.

The Board of Directors has determined that each New Director is an “independent” director under the Company’s Corporate Governance guidelines and the Listing Rules of the Nasdaq Stock Market, as well as the applicable rules promulgated by the SEC. There are no transactions to which the Company or any of its subsidiaries is a party and in which any New Director has a material interest.

In connection with their appointment to the Board of Directors, the Company entered into its standard indemnification agreement (“Indemnification Agreements”) with each of the New Directors, a form of which is filed as Exhibit 10.7 hereto and incorporated herein by reference. These Indemnification Agreements require the Company to indemnify each New Director to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Replacement of Non-Employee Director Cash Compensation Program

In connection with and effective as of the consummation of the Transaction, the newly-constituted Board of Directors, at the recommendation of the Compensation Committee, terminated the Company’s existing non-employee director compensation program and replaced it with a new program (the “New Director Compensation Program”). Under the New Director Compensation Program, the New Directors, together with Mr. Sledge (the “Non-Executive Directors”), are eligible to receive annual cash retainers (prorated for any partial years of service) of $150,000, with the Non-Executive Chair of the Board of Directors receiving an additional annual cash retainer of $150,000 for service as chair. The Non-Executive Chair of the Board of Directors and the other Non-Executive Directors are also eligible to receive an annual equity equivalent value cash retainer of $450,000 and $250,000, respectively, until the Compensation Committee determines to replace the annual equity equivalent value cash retainers with equity or equity-based awards of appropriate value. The Non-Executive Directors are further eligible to receive the following additional annual cash fees for committee service: Audit Committee – $60,000 (Chair), $20,000 (member); Compensation Committee – $30,000 (Chair), $10,000 (member); and Nominating and Corporate Governance Committee – $25,000 (Chair), $10,000 (member). For a period following the consummation of the Transaction determined by the Compensation Committee, the Non-Executive Chair of the Board of Directors will forego any annual cash fees for committee service and instead receive an additional annual service fee of $150,000, while the other Non-Executive Directors will each receive an additional annual service fee of $60,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed an Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The A&R Certificate of Incorporation became effective upon filing.

Among other amendments, the A&R Certificate of Incorporation effected a reverse stock split of the NFE common stock at a ratio of 1-for-50 (the “Reverse Split”), which was previously approved by the Company’s stockholders on June 17, 2026 and by the Board of Directors of the Company on May 6, 2026. The CoreCo common stock will continue to trade on the Nasdaq Global Select Market under the existing ticker symbol “NFE” and will begin trading on a split-adjusted basis when the market opens on the Closing Date. The new CUSIP number for the CoreCo common stock is 644393308.

The A&R Certificate of Incorporation includes a Certificate of Designation of Series A Mandatorily Convertible Preferred Stock (the “Certificate of Designation”), establishing the rights, preferences, powers, restrictions, and limitations of the CoreCo Mandatorily Convertible Preferred Stock. The Certificate of Designation became effective upon filing. The Certificate of Designation authorizes up to 2,639,716 shares of CoreCo Mandatorily Convertible Preferred Stock. The information contained in Item 3.02 of this Current Report relating to the CoreCo Mandatorily Convertible Preferred Stock is incorporated herein by reference.

Other material amendments effected by the A&R Certificate of Incorporation include: (i) removal of the existing staggered board of directors structure; (ii) provision for the election of directors by a majority of the total votes that may be cast in the election of directors by holders of all issued and outstanding shares of the Company entitled to vote, replacing the existing plurality voting standard; (iii) increase of the minimum size of the Board of Directors from one director to three directors; (iv) provision for exculpation of certain of the Company’s officers from liability to the extent permitted by Delaware law, substantially aligning the protections for the Company’s officers with those currently afforded to the Company’s directors; (v) removal of any and all references to shares of the Company’s Class B common stock; and (vi) provision that holders of shares of CoreCo common stock will not be entitled to vote on any amendment to the A&R Certificate of Incorporation that relates solely to the terms of one or more outstanding series of shares of preferred stock or other classes or series of capital stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the A&R Certificate of Incorporation or pursuant to the Delaware General Corporation Law. The Company also unanimously adopted the Amended and Restated By-Laws of the Company (the “A&R By-Laws”).

The foregoing descriptions of the A&R Certificate of Incorporation and A&R By-Laws are not complete and are qualified in their entirety by reference to the full text of the A&R Certificate of Incorporation and A&R By-Laws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and which are incorporated by reference herein.

Item 7.01. Other Events.

On September 11, 2026, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Cleansing Material

The Company is furnishing as Exhibit 99.2 to this Current Report on Form 8-K certain information (the “Cleansing Information”) previously shared with certain of the Company’s existing creditors regarding the continuing liquidity needs of the Company and its subsidiaries, as well as certain details relating to one or more potential capital raises to support the Company’s continuing operations, together with the CoreCo Capital Raise. The Cleansing Information also includes certain information relating to BrazilCo’s liquidity and capital needs.

The Cleansing Information was prepared solely to facilitate discussions with parties subject to confidentiality agreements and was not prepared with a view toward public disclosure, and the Cleansing Information should not be relied upon to make an investment decision with respect to the Company. The Cleansing Information should not be regarded as an indication that the Company or any third party considers the Cleansing Information to be material non-public information or a reliable prediction of future events, and the Cleansing Information should not be relied upon as such. The Cleansing Information includes certain values for illustrative purposes only, and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party makes any representation to any person regarding the accuracy or completeness of any Cleansing Information or undertakes any obligation to update the Cleansing Information to reflect circumstances existing after the date when the Cleansing Information was prepared or conveyed or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Cleansing Information become or are shown to be incorrect.

The foregoing description of the Cleansing Information is qualified by reference to the complete presentation of the Cleansing Information, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information set forth in this Current Report and the exhibits attached hereto are not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

Right of participation in Capital Raise Term Loans

Plan Creditors receiving New CoreCo Take-Back Term Loans under the Restructuring Plans may participate in their pro rata share of the Capital Raise Senior Term Loans.

Plan Creditors receiving CoreCo Mandatorily Convertible Preferred Stock as consideration under the Restructuring Plans may participate in their pro rata share of the Capital Raise Junior Term Loans.

Plan Creditors who would like to subscribe to their pro rata portion of the relevant Capital Raise Term Loans should contact Houlihan Lokey at NFEfinancing@hl.com no later than 5:00 p.m. EDT on September 17, 2026. Final allocations and transfer of participations are expected to be made on September 22, 2026.

Cautionary Note on Information Regarding Projections

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Information were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for the presentation and preparation of “prospective financial information.” The Company generally does not publicly disclose detailed prospective financial information. The Projections were prepared solely for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction and should not be relied on to make an investment decision with respect to the Company.

The Projections have been prepared by, and are the responsibility of, the Company’s management. The Projections do not purport to present the Company’s financial condition in accordance with generally accepted accounting principles in the United States (“GAAP”). Neither the Company’s independent registered public accounting firm nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report, and readers are cautioned not to place undue reliance on the prospective financial information.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day.

The Projections include non-GAAP financial measures, as described in the Cleansing Information. The Company cannot provide a reconciliation between the non-GAAP financials measures included in the Projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

The information contained in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in Items 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward Looking Statements

This Current Report includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this Current Report to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Transaction described above, including the Company’s expectations regarding the effect and benefits of the transaction. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the SEC, including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the section entitled “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report or to reflect the occurrence of unanticipated events or otherwise.

No Offer or Solicitation

The information set forth in this Current Report and the exhibits attached hereto is not an offer to sell or exchange, or solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for, any securities, or the solicitation of a proxy, consent, or authorization in any jurisdiction or any vote or approval in any jurisdiction in connection with the Transaction, the CoreCo Capital Raise or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro forma financial information

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 4 business days following the date hereof.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of New Fortress Energy Inc.
3.2	Amended and Restated By-Laws of New Fortress Energy Inc.
3.3	Amended and Restated Limited Liability Company Agreement of NFE FLNG 2 Parent LLC
10.1*	Separation Agreement, dated as of September 11, 2026, by and among New Fortress Energy Inc., NFE Brazil Holdings Limited and Bradford County Holdings Limited
10.2*	CoreCo Credit Agreement, dated as of September 11, 2026, by and between New Fortress Energy Inc. and Wilmington Trust, National Association, as administrative agent and collateral agent
10.3*	Credit Agreement, dated as of September 11, 2026, among NFE FLNG 2 Parent LLC, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent
10.4*	Amended and Restated Credit Agreement, dated as of September 11, 2026, New Fortress Energy Inc., the guarantors party thereto, Natixis, New York Branch, as administrative agent and collateral agent and the lenders and issuing banks party thereto
10.5	Registration Rights Agreement, dated September 11, 2026, by and among New Fortress Energy Inc. and the various investors party thereto
10.6	Amended and Restated Shareholders’ Agreement, dated September 11, 2026, by and among New Fortress Energy Inc., Edens Family Partners LLC, WRE 2012 GST Exempt Trust LLC and Randal A. Nardone
10.7	Form of Indemnification Agreement
99.1	Press Release, dated as of September 11, 2026
99.2	Cleansing Information, dated as of September 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: September 11, 2026	By:	/s/ Frederick W. Hundt
	Name:	Frederick W. Hundt
	Title:	Chief Financial Officer and Chief Accounting Officer